EXHIBIT 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS *. A COMPLETE, UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                                LICENSE AGREEMENT


     THIS LICENSE AGREEMENT ("Agreement") is effective as of March 6, 2004 ("Effective Date"), by and between Merix Bioscience, Inc., a Delaware corporation with principal offices at 4233 Technology Drive, Durham, North Carolina 27704 ("MERIX"), and Geron Corporation, a Delaware corporation with offices at 230 Constitution Drive, Menlo Park, California 94025 ("GERON"). MERIX and GERON are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                 R E C I T A L S

     A. MERIX has developed or has rights to certain patents and patent applications covering the isolation and activation of antigen presenting cells, including dendritic cells, with both uncharacterized antigens and Defined Antigens (as defined below) of interest for use in human therapies.

     B. GERON wishes to develop and commercialize therapeutic products for the treatment of cancer utilizing dendritic cells with Defined Antigens, including without limitation telomerase, on the terms and conditions set forth herein.

     C. MERIX desires to grant GERON a license under MERIX's rights in such patents and patent applications to enable GERON to develop and commercialize such products on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the premises and of the covenants herein contained, the Parties mutually agree as follows:

                             ARTICLE 1. DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below. Certain other capitalized terms are defined elsewhere in this Agreement.

     1.1. "Affiliate" shall mean any corporation or other entity which controls, is controlled by, or is under common control with a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

     1.2 "Defined Antigen" shall mean any antigen of known identity that is substantially free of Uncharacterized Antigens.

     1.3.  "Confidential Information" shall have the meaning ascribed to it in
Section 6.1 below.

     1.4 "Control" or "Controlled" means with respect to any Patent Rights, the possession (whether by license, other than pursuant to this Agreement, or by ownership) by Geron or Merix as the case may be of the ability to grant to the other party access and/or a license as provided herein under such Patent Right without violating the terms of any presently existing agreement or other presently existing arrangement with any third party.

     1.5.  "Effective Date" shall mean the date first appearing above.

     1.6.  "Field" shall mean the treatment or prophylaxis of cancer.

     1.7. "GERON Improvements" shall mean any Patent Rights claiming or covering methods or compositions of matter that directly affect the isolation, synthesis, development, manufacture or use of a Merix Product in the Field that are owned or Controlled by GERON during the first * years after the Effective Date of this Agreement. However, Geron Improvements shall not include any Patent Rights claiming or covering methods or compositions of matter that directly affect the isolation, synthesis, development, manufacture or use of (1) telomerase or (2) embryonic stem cells or cells derived from isolated embryonic stem cells.

     1.8. "MERIX Improvements" shall mean any Patent Rights claiming or covering methods or compositions of matter that directly affect the isolation, synthesis, development, manufacture or use of a Product in the Field that are owned or Controlled by MERIX during the first * years after the Effective Date of this Agreement.

     1.9. "MERIX Patent Rights" shall mean all Patent Rights owned or Controlled by MERIX as of the Effective Date, excluding those listed on the attached Exhibit C; provided, however, that if within thirty (30) days after the Effective Date, GERON has reasonably articulated in writing to MERIX a good faith and scientifically plausible application of the technology disclosed in the specifications of any patent application listed in Section C.2. of Exhibit C for the development, manufacture or sale of Products in the Field, then such patent application shall be deemed deleted from Exhibit C.

     1.10. "MERIX Product" shall mean any products, vaccines or therapies utilizing or containing a dendritic cell with one or more antigens, including without limitation Defined Antigens or Uncharacterized Antigens.

     1.11. "MERIX Technology" shall mean all Technology owned or Controlled by MERIX as of the Effective Date.

     1.12. "Patent Rights" shall mean United States and foreign patents, patent applications, provisional patent applications, certificates of invention and applications therefor, divisions, continuations or continuations-in-part, or continuing prosecution applications, together with any extensions, registrations, confirmations, reissues, re-examinations, renewals or supplementary protection certificates and other forms of government-issued patent protection directed to the inventions claimed in the foregoing.

     1.13. "Products" shall mean any products, vaccines or therapies utilizing or containing a dendritic cell with one or more Defined Antigens, but expressly excluding any use or incorporation of exogenously added Uncharacterized Antigens. "Product" does not include any product, vaccine or therapy utilizing or containing total tumor RNA or any fractional preparation thereof.

     1.14. "Sublicensees" shall mean any Third Party (excluding the other Party and its Affiliates) that is sublicensed any Technology rights by a Party pursuant to Section 4.1 or 4.3 of this Agreement.

     1.15. "Technology" shall mean inventions, trade secrets, copyrights, know-how, data and other intellectual property of any kind, other than Patent Rights.

     1.16. "Territory" shall mean worldwide.

     1.17. "Third Party" shall mean any entity other than MERIX, GERON or their respective Affiliates.

     1.18. "Third Party Licenses" shall mean the license agreements listed on the attached Exhibit A, together with any other license agreements entered into by a Party and covering any of its Improvements licensed hereunder to the other Party pursuant to Section 4.2.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     1.19 "Uncharacterized Antigens" shall mean any unknown or uncharacterized antigen. For avoidance of doubt, a preparation, or any fractional preparation, of total tumor RNA is a preparation that contains exogenous Uncharacterized Antigens.

                      ARTICLE 2. OBLIGATIONS OF THE PARTIES

     2.1. General. Each Party hereby agrees to use commercially reasonable and diligent efforts to perform the duties delegated to it pursuant to this Agreement.

     2.2. Facilities and People. GERON acknowledges and agrees that it shall have no interest in or access to any MERIX facilities or personnel except as the Parties may agree on an arms length basis as reflected in a separate written agreement. Neither GERON nor any of its Affiliates shall solicit any Merix employees or any of *, *, * or * for employment or collaboration with or on behalf of GERON or its Affiliates. Notwithstanding the foregoing, MERIX shall release * and * (the "Named Researchers") from any noncompetition obligations owing by them to MERIX as of the Effective Date to permit such Named Researchers, should they desire, to consult or collaborate with GERON or its Affiliates; provided, however, that MERIX and such Named Researcher will modify the compensation paid and other terms and conditions under their existing arrangements. For up to ninety (90) days following the Effective Date, MERIX will use reasonable commercial efforts to (1) facilitate the establishment of relationships between the Named Researchers and GERON and (2) facilitate the transfer of technical know-how from the Named Researchers to Geron.


                            ARTICLE 3. CONSIDERATION

     3.1. Issuance of Geron Common Stock. In consideration for the license rights in Article 4 below, GERON shall issue to MERIX at no cost 5.0 million shares of GERON Common Stock ("Shares") at the end of the first business day following execution of this Agreement, which Shares shall be subject to the terms and conditions of the Stock Purchase Agreement attached hereto as Exhibit B.

               ARTICLE 4. LICENSE GRANTS AND INTELLECTUAL PROPERTY

     4.1.  License to MERIX Technology and MERIX Patents.

           (a) License to Geron. Subject to the terms and conditions of this Agreement, MERIX hereby grants to GERON a co-exclusive (with MERIX), worldwide, fully paid up license, with the right to grant sublicenses solely as permitted in Section 4.1 (c), under MERIX's interest in the MERIX Patent Rights and the MERIX Technology solely to develop, make, have made, use, import and export, offer for sale and sell Products in the Field.

           (b) Restriction on Further Licensing by Merix. Merix shall grant no further licenses or sublicenses under the MERIX Patent Rights or MERIX Technology to any third party to develop, make, have made, use, import or export, offer for sale or sale of Products in the Field, except (a) for research and development purposes to academic or other nonprofit organizations, or (b) pursuant to a bona fide active development or commercialization collaboration with one or more commercial entities.

           (c) Geron's Right to Sublicense. Geron shall be permitted to grant sublicenses under the MERIX Patent Rights or MERIX Technology to any third party to develop, make, have made, use, import or export, offer for sale or sale of Products in the Field, provided each such sublicense is (a) a sublicense for research and development purposes to an academic or other nonprofit organization, or (b) pursuant to a bona fide active development or commercialization collaboration with one or more commercial entities. All sublicenses granted under this Section 4.1(c) shall comply with the provisions of this Agreement and any relevant Third Party License.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     4.2   License to Improvements.

           (a) By MERIX. Subject to terms and conditions of this Agreement, MERIX hereby grants to GERON a nonexclusive, worldwide, fully paid up license, with the right to grant sublicenses solely as permitted in Section 4.2(c), under MERIX's interest in the MERIX Improvements solely to develop, make, have made, use, import and export, offer for sale and sell Products in the Field.

           (b) By GERON. Subject to terms and conditions of this Agreement, GERON hereby grants to MERIX a nonexclusive, worldwide, fully paid up license, with the right to grant sublicenses solely as permitted in Section 4.2(c), under GERON's interest in the GERON Improvements solely to develop, make, have made, use, import and export, offer for sale and sell Merix Products in the Field.

           (c) Rights to Sublicense. Neither Party shall have the right to sublicense any of the rights granted to it under this Section 4.2 except (a) for research and development purposes to academic or other nonprofit organization, or (b) pursuant to a bona fide active development or commercialization collaboration with one or more commercial entities in connection with the development or commercialization of clinical or commercial vaccines, products or other therapies. All sublicenses granted under this Section 4.2(c) shall comply with the provisions of this Agreement and any relevant Third Party License.

     4.3   Third Party Licenses.

           (a) The licenses granted in this Article 4 include sublicenses to certain Technology and Patent Rights granted under Third Party Licenses. GERON acknowledges receipt of copies of all such Third Party Licenses entered into by MERIX as of the Effective Date, the terms and conditions of which shall be deemed Confidential Information of MERIX. Each Party agrees that, to benefit under this Agreement from any such sublicense, each Party must abide by the terms and conditions of such Third Party Licenses even where the terms and conditions of the same conflict with one or more terms and conditions of this Agreement. Each Party shall be solely responsible for all payment obligations (including milestone payments and running royalties) arising from its exploitation of such Third Party Technology or Patent Rights pursuant to the terms of applicable Third Party Licenses; provided, however, that with respect to milestone payments owing under those Third Party Licenses existing as of the Effective Date, MERIX shall pay up to the first $1.0 million of those milestone payments owing during the first five (5) years after the Effective Date from GERON's permitted exercise of sublicense rights thereunder, and Geron shall be responsible for all other milestone payments with respect to its permitted exercise of sublicense rights thereunder.

           (b) MERIX shall be responsible for making payments required by the Third Party Licenses with respect to receipt of the Shares.

           (c) Each Party agrees to comply in all material respects with all its obligations and duties under the Third Party Licenses, as may be amended from time to time, including, without limitation, any provisions necessary to prevent such agreement from being terminated or to prevent any exclusive license granted thereunder to be converted to a nonexclusive license. Each Party agrees that if, during the Term, a Party sublicensed by the other Party under any Third Party License breaches or defaults on any of the obligations under the Third Party License or receives notice that it is alleged to be in breach or default of any such Third Party License ("Breaching Party"), the Breaching Party shall promptly notify the other Party, and such other Party shall be permitted to cure such breach or default, in accordance with the terms and conditions of the relevant Third Party License, or otherwise resolve such breach or default directly with the relevant Third Party at the expense of the Breaching Party. Without limiting the foregoing, in the event that a Breaching Party has not cured any actual material breach of any Third Party License within earlier of
(a) thirty (30) days after receipt of any notification of such breach or default or (b) five (5) days prior the expiration of the cure period in the relevant Third Party License, the other Party may, in addition to its rights under the preceding sentence, terminate its sublicense to the Breaching Party of any rights under the Third Party License.

           (d) MERIX agrees that it will not agree to any amendment to any Third Party License without GERON's prior written consent, which consent will not be withheld or delayed if such amendment does not materially conflict with any aspect of this Agreement or materially change GERON's rights under such Third Party License.

     4.4.  Patent Prosecution and Maintenance.

           (a) As between the Parties, each Party shall be responsible, at its own expense, for preparing, filing, prosecuting and maintaining patent applications and patents relating to Patent Rights owned or Controlled by such Party, and conducting any interferences, re-examinations, reissues or oppositions relating to such Patent Rights. MERIX shall provide GERON with complete copies of the file histories of each patent or patent application in the MERIX Patent Rights within 30 days of the Effective Date. MERIX shall keep GERON reasonably apprised of the status of each MERIX Patent Right for which MERIX has prosecution rights, and shall take into account GERON's input with respect to patent prosecution strategy and draft applications and shall give reasonable consideration to any suggestions or recommendations of GERON concerning the preparation, filing, prosecution, maintenance and defense thereof. To facilitate GERON's input on these matters, MERIX shall provide to GERON copies of all on-going patent prosecution (including, without limitation copies of Office actions and responses) within 30 days of receipt or filing.

GERON has identified the prosecution of the following four overseas patent applications as being of particular concern and importance: *, *, * and *. MERIX agrees that GERON may, at GERON's expense, arrange for the filing and prosecution of divisional patent applications corresponding to these cases with claims directed to the loading of dendritic cells with tumor-specific RNA, subject to (i) any requirements in any applicable Third Party Licenses, and (ii) GERON undertaking, with respect to the prosecution of such patent applications, the same obligations for MERIX's benefit that MERIX has agreed to provide to GERON pursuant to the last two sentences of the first paragraph of this Section 4.4(a).

In the event that either Party elects to allow any MERIX Improvements, GERON Improvements or other patent application or counterpart patent covering or claiming the development, manufacture use or sale of Products in the Field to lapse or become abandoned, and provided further that no other patent applications or patents claiming the same or substantially similar subject matter are then pending or issued, then the Party shall make reasonable efforts to promptly notify the other Party of such election at least thirty days before such lapse or abandonment, and the other Party shall thereupon have the right, but not the obligation, to assume responsibility for the prosecution thereof, subject to the terms of any applicable Third Party License.

           (b) Each Party shall promptly notify the other Party of its knowledge of any potential infringement of the MERIX Patent Rights by a Third Party. MERIX will have the initial right, at its sole expense, but not the obligation, to take reasonable legal action necessary to protect the MERIX Patent Rights against infringement by Third Parties, or to defend any declaratory judgment or other action concerning the MERIX Patent Rights. GERON agrees to render such assistance, at MERIX's expense, as MERIX may reasonably request in pursuing such legal action, including permitting to be joined as a party-plaintiff. The distribution of recoveries, damages and other awards or settlements accruing from such actions shall be as follows: first, MERIX shall be reimbursed for all costs incurred in the litigation; and second, MERIX shall retain the remainder; provided, however, that GERON shall be entitled to retain that portion of the remainder that is attributable to GERON's lost profits. Any disagreement as to the proportionate distribution of monies shall be resolved by the Dispute Resolution mechanism of Section 9.6.

           (c) In the event that MERIX is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within one-hundred eighty (180) days after GERON first notifies MERIX in writing of the basis for such action, GERON shall have the right, but not the obligation, to prosecute such infringement solely in the Field under its sole control and at its sole expense. MERIX agrees to render such assistance, at GERON's expense, as GERON may reasonably request in pursuing such legal action, including permitting to be joined as a party-plaintiff. The distribution of recoveries, damages and other awards or settlements accruing from such actions shall be as follows: first, GERON shall be reimbursed for all costs incurred in the litigation; and second, GERON shall retain the remainder; provided, however, that MERIX shall be entitled to retain that portion of the remainder that is attributable to MERIX's lost profits. Any disagreement as to the proportionate distribution of monies shall be resolved by the Dispute Resolution mechanism of
Section 9.6.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

           (d) The Party controlling an action involving any infringement in the Field shall consider in good faith the interests of the other Party in so doing, and shall not settle or consent to an adverse judgment in any such action which a reasonable person would know would have a material adverse effect on the rights or interests of the other Party without the prior express written consent of such other Party.

     4.5. No Other License Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest in or license or other right to the Patent Rights or Technology of the other Party, including items owned, Controlled or developed by any Third Party, or transferred by one Party to the other Party at any time pursuant to this Agreement.

     4.6 Audit Rights. Each Party shall permit, and cause its Affiliates and Sublicensees to permit, independent accountants retained by the other Party to have access to its records and books for the sole purpose of verifying its compliance with the license grants and restrictions in this Article 4, including without limitation compliance with the exploitation of any rights sublicensed under a Third Party License. Such examination shall be conducted during regular business hours and upon reasonable notice, at the requesting Party's own expense and no more than once in each calendar year during the term of this Agreement and once during the four (4) calendar years following the termination hereof.

                   ARTICLE 5. REPRESENTATIONS, WARRANTIES AND
                             LIMITATIONS; COMPLIANCE

     5.1. Mutual Representations and Warranties. Each Party warrants and represents to the other that it has the legal right and power to enter into this Agreement, to extend the rights granted to the other in this Agreement free of any lien or encumbrance, and to perform fully its obligations hereunder, that this Agreement and the signatories hereto have been duly authorized, that this Agreement is a valid and binding agreement of such Party, enforceable in accordance with its terms and that this Agreement does not violate the terms of any standstill or other contract to which such Party is a party that is in effect as of the Effective Date.

     5.2 Representations and Warranties by MERIX. MERIX warrants and represents that as of the Effective Date that: (a) it has not received any notice or claim disputing, nor to MERIX's actual knowledge is there any dispute concerning, the ownership of any MERIX Patent Rights; (b) it has not received any notice or claim alleging, nor to MERIX's actual knowledge is there any valid basis for a claim, that any of the MERIX Patent Rights are invalid; and (c) it has provided GERON with copies of all existing Third Party Licenses, together with any amendments thereto.

     5.3. Disclaimer of Representations and Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT: (i) MERIX MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY PATENT RIGHTS, TECHNOLOGY, OR CONFIDENTIAL INFORMATION, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY PATENT RIGHTS OR TECHNOLOGY, OR THE NON-INFRINGEMENT OF ANY THIRD PARTY PATENTS OR PROPRIETARY RIGHTS AND (ii) ALL UNIFORM COMMERCIAL CODE WARRANTIES ARE EXPRESSLY DISCLAIMED.

     5.4. Compliance. Each Party shall comply, and shall require its Affiliates and Sublicensees to comply, with all applicable laws and regulations relative to its obligations hereunder.

                           ARTICLE 6. CONFIDENTIALITY

     6.1.  Confidential Information.

           (a) As used in this Agreement, the term "Confidential Information" means any technical or business information furnished by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") in connection with this Agreement and specifically designated as confidential. Such Confidential Information may include, without limitation, the trade secrets, know-how, inventions, formulations, compositions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information. Confidential Information that is disclosed in writing shall be marked with the legend "CONFIDENTIAL." Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure. Such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

           (b) The Receiving Party shall and shall cause its employees engaged in the performance of this Agreement to: (i) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information to perform this Agreement; (ii) use all Confidential Information solely for purposes performing this Agreement; and (iii) reproduce the Confidential Information only to the extent necessary to perform this Agreement, with all such reproductions being considered Confidential Information.

           (c) The obligations of the Receiving Party under Section 6.1(b) shall not apply to Confidential Information to the extent that the Receiving Party can demonstrate by competent evidence that such applicable Confidential
Information: (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without resort to such Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a Third Party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives, to the extent practicable, prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

           (d) Upon the termination by either Party of this Agreement, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except for one copy which may be kept in the Receiving Party's legal archives. The obligations set forth in this Article 6 shall remain in effect for a period of five (5) years after receipt of the Confidential Information by the Receiving Party. GERON further agrees to return to MERIX within thirty (30) days of the Effective Date all Confidential Information of MERIX except to the extent such information directly relates to rights licensed under this Agreement.

     6.2. Terms of this Agreement. The Parties agree that the public announcement of the execution of this Agreement shall be in the form of a mutually acceptable press release and, from and after the publication date of such press release, each Party shall be entitled to make or publish any statement limited to the contents of such press release. The Parties further agree to seek confidential treatment for the filing of this Agreement with the Securities and Exchange Commission, if such filing is required, and shall agree upon the content of the request for confidential treatment made by each Party in respect of such filing. Except as permitted by the foregoing provisions or as otherwise required by law, MERIX and GERON each agree not to disclose any terms or conditions of this Agreement to any Third Party without the prior consent of the other Party, except for any disclosure in confidence to a Party's accountants, counsel and existing and prospective sources of funding.

                           ARTICLE 7. INDEMNIFICATION

     7.1.  Indemnity Obligations.

           (a) GERON agrees to defend, indemnify and hold MERIX, its Affiliates and their respective directors, officers, employees and agents and their respective successors, heirs and assigns, harmless from and against any losses, costs, claims, damages, liabilities or expenses (including reasonable attorneys' and professional fees and other expenses of litigation) (collectively, "Liabilities") arising out of or in connection with Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters, suits, actions, or demands relating to (i) any Product developed, manufactured, used, sold or otherwise distributed by or on behalf of GERON, its Affiliates, Sublicensees, or other designees (including without limitation, product liability claims), (ii) as a result of a breach by GERON of any of its representations and warranties made hereunder, (iii) the use of the MERIX Technology, MERIX Patent Rights or MERIX Improvements by GERON and its Affiliates and Sublicensees pursuant to this Agreement or (iv) the breach by GERON, its Affiliates or Sublicensees of its obligations relating to Third Party Licenses, except in each case to the extent such Liabilities resulted from the gross negligence or intentional misconduct on the part of MERIX.

           (b) MERIX agrees to defend, indemnify and hold GERON, its Affiliates and their respective directors, officers, employees and agents and their respective successors, heirs and assigns, harmless from and against any losses, costs, claims, damages, liabilities or expenses (including reasonable attorneys' and professional fees and other expenses of litigation) (collectively, "Liabilities") arising out of or in connection with Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters, suits, actions, or demands relating to (i) any Merix Product developed, manufactured, used, sold or otherwise distributed by or on behalf of MERIX, its Affiliates, Sublicensees, or other designees (including without limitation, product liability claims), (ii) as a result of a breach by MERIX of any of its representations and warranties made hereunder, (iii) the use of the GERON Technology, GERON Patent Rights or GERON Improvements by MERIX and its Affiliates and Sublicensees pursuant to this Agreement, or (iv) the breach by MERIX, its Affiliates or Sublicensees of its obligations relating to Third Party Licenses, except in each case to the extent such Liabilities resulted from the gross negligence or intentional misconduct on the part of GERON.

     7.2. Procedure. In the event that a party (an "Indemnitee") intends to claim indemnification under this Article 7, such party shall promptly notify the indemnifying Party of any Liability in respect of which the Indemnitee intends to claim such indemnification, and the indemnifying Party shall assume the defense thereof with mutually satisfactory counsel; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if representation of such Indemnitee by the counsel retained by the indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The Indemnitee under this Article 7 shall cooperate fully with the indemnifying Party and its legal representatives in the investigation of any Liability covered by this Agreement.

     7.3. Limitation of Liability. IT IS AGREED BY THE PARTIES THAT NO PARTY SHALL BE LIABLE TO ANOTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. NOTWITHSTANDING THE FOREGOING, THE PARTIES EACH ACKNOWDGE THAT A BREACH BY EITHER PARTY OF THE TERMS OF A THIRD PARTY LICENSE COULD RESULT IN THE TERMINATION OR MODIFICATION OF SUCH LICENSE AND THAT SUCH EVENT COULD HAVE A MATERIAL ADVERSE EFFECT ON SUCH PARTY. ACCORDINGLY, THE LIMITATION ON LIABILITY IN THIS SECTION SHALL NOT APPLY TO LOSSES RESULT FROM SUCH A BREACH.

                         ARTICLE 8. TERM AND TERMINATION

     8.1 Term. The term of this Agreement shall commence on the Effective Date and continue until the expiration of all Patent Rights licensed hereunder.

     8.2. Termination. This Agreement may be terminated in the following circumstances:

           (a) Upon Breach. Upon any material breach of this Agreement by either Party (in such capacity, the "Breaching Party"), the other Party may terminate this Agreement by providing sixty (60) days written notice to the Breaching Party, specifying the material breach. The termination shall become effective at the end of the sixty (60) day period unless: (i) the Breaching Party cures such breach during such sixty (60) day period, (ii) if such breach is not susceptible to cure within sixty (60) days of the receipt of written notice of the breach, the Breaching Party is diligently pursuing a cure (unless such breach, by its nature, is incurable, in which case the Agreement may be terminated immediately), or (iii) the Breaching Party has commenced dispute resolution pursuant to Section 9.6 (in which event, such termination shall not be effective unless the Arbitration Panel determines that the Party in breach has materially breached or defaulted in the performance of any of its material obligations hereunder); provided, however, in the case of a failure to pay any amount due hereunder, such default may be the basis of termination fifteen (15) business days following the date that notice of such default was provided to the Breaching Party.

           (b) Upon Bankruptcy. Either Party may terminate this Agreement immediately if the other Party: (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) becomes unable, or admits in writing its inability, to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its creditors, (iv) is dissolved or liquidated in full or in part, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consents to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (vi) takes any action for the purpose of effecting any of the foregoing, or (vii) becomes the subject of an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect that is not dismissed within sixty (60) calendar days of commencement.

     8.3. Accrued Rights and Obligations. Termination or expiration of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination or expiration, has already accrued to the other Party or which is attributable to a period prior to such termination or expiration, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination or expiration.

     8.4. Survival. The provisions of Articles 2.2, 4.6, 6 and 7 shall survive the expiration or termination of this Agreement.

     8.5 Selective Surrender of Licensed Patents. GERON may provide written notice to MERIX that it no longer wishes to maintain a license to certain of the MERIX Patent Rights, MERIX Technology or the MERIX Improvements. Such a notice shall constitute an immediate surrender of GERON's rights to those Patent Rights, Technology or Improvements, and GERON's license thereto shall cease. However, all other rights held by GERON under this Agreement shall be unaffected.

     8.6 Selective Surrender of Licensed Patents. MERIX may provide written notice to GERON that it no longer wishes to maintain a license to certain of the GERON Improvements or GERON Technology. Such a notice shall constitute an immediate surrender of MERIX' rights to those Improvements or Technology, and MERIX' license thereto shall cease. However, all other rights held by MERIX under this Agreement shall be unaffected.


                            ARTICLE 9. MISCELLANEOUS

     9.1. Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including without limitation, fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

     9.2. Assignment. This Agreement may not be assigned or otherwise transferred by any Party without the consent of the other Party; provided, however, that each Party may, without such consent, assign its rights and obligations under this Agreement (a) in connection with a corporate reorganization, to any member of an affiliated group, all or substantially all of the equity interest of which is owned and controlled by such Party or its direct or indirect parent corporation, or (b) in connection with a merger, consolidation or sale of substantially all of such Party's assets (or substantially all of its assets relating to cancer immunotherapy) to an unrelated Third Party; provided, however, that such Party's rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction and shall not be transferred separate from all or substantially all of its other business assets, including those business assets that are the subject of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     9.3. Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

     9.4. Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to GERON:               Geron Corporation
                                230 Constitution Drive
                                Menlo Park, CA 94025 USA

                                Attention: President
                                Facsimile: (650) 473-7750

     If to MERIX:               Merix Bioscience, Inc.
                                4233 Technology Drive
                                Durham, NC 27704

                                Attention:  President
                                Facsimile: 919 287-6336

     With a copy to      Hutchison & Mason PLLC
                                3110 Edwards Mill Road, Suite 100
                                Raleigh, NC 27612
                                Attention: William N. Wofford
                                Facsimile: 919-829-9696

     9.5. Governing Law and Venue. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflicts of law principles.

     9.6.  Dispute Resolution.

           (a) General. Any disputes arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by any Party of its obligations hereunder, whether before or after termination of this Agreement (a "Dispute"), which is not settled by the Parties within thirty (30) days after notice of such Dispute is given by one Party to the other in writing shall be referred to the Chief Executive Officer of MERIX and the Chief Executive Officer of GERON, its counsel or such other designees who are authorized to settle such Disputes on behalf of their respective companies (the "Senior Executives"). The Senior Executives will meet for negotiations within thirty (30) days of the end of the 30-day negotiation period referred to above, at a time and place mutually acceptable to both Senior Executives. If the Dispute has not been resolved within thirty (30) days after the end of the 30-day negotiation period referred to above (which period may be extended by mutual agreement), subject to any rights to injunctive relief and unless otherwise specifically provided for herein, any Dispute will be finally resolved by binding arbitration as provided in Section 9.6(b) below.

           (b) Arbitration. Any arbitration hereunder shall be conducted under the commercial rules of the American Arbitration Association. Each such arbitration shall be conducted in the English language by a panel of three arbitrators (the "Arbitration Panel"). Each of MERIX and GERON shall appoint one arbitrator to the Arbitration Panel and the third arbitrator shall be appointed by the two arbitrators appointed by MERIX and GERON. The Arbitration Panel shall be convened upon delivery of written notice by one Party to the other following expiration of the time periods provided in Section 9.6(a) that the notifying Party intends to institute arbitration proceedings. Any such arbitration shall be held in the vicinity of the non-requesting Party. The Arbitration Panel shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as it shall determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.

     9.7. Entire Agreement. This Agreement and the Parties' confidentiality agreement executed on or about January 5, 2004, contains the entire understanding of the Parties with respect to the subject matter hereof. All other express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

     9.8. Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

     9.9. Independent Contractors. It is expressly agreed that each of the Parties shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. No Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

     9.10. Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

     9.11 Government Approvals. GERON shall be responsible for securing any governmental approvals or authorizations required to give effect to the transactions contemplated by this Agreement.

     9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                   [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this License Agreement as of the date first set forth above.

                                    GERON CORPORATION


                                    By:  /s/ Thomas B. Okarma
                                         ---------------------------------
                                    Name:  Thomas B. Okarma
                                    Title:  President & CEO

                                    MERIX BIOSCIENCE, INC.


                                    By:  /s/ Jeffrey D. Abbey
                                         ---------------------------------
                                    Name:  Jeffrey D. Abbey
                                    Title:  Vice President, Business Development

                                    EXHIBIT A

                         THIRD PARTY LICENSE AGREEMENTS
                         ------------------------------



EXCLUSIVE LICENSE AGREEMENT BETWEEN MERIX AND THE ROCKEFELLER UNIVERSITY EFFECTIVE AS OF JUNE 27, 2001, as amended as of June 29, 2001.

PATENT ASSIGNMENT AGREEMENT dated as of June 26, 2001 between Merix and Gerold Schuler.

EXCLUSIVE LICENSE AGREEMENT BETWEEN MERIX AND DUKE UNIVERSITY EFFECTIVE AS OF January 10, 2000, as amended as of July 28, 2003.

EXCLUSIVE LICENSE AGREEMENT BETWEEN MERIX AND DUKE UNIVERSITY EFFECTIVE AS OF October 11, 2002, as amended as of as of July 28, 2003 (regarding anti-angiogenesis; Duke File #1972).

EXCLUSIVE LICENSE AGREEMENT BETWEEN MERIX AND DUKE UNIVERSITY EFFECTIVE AS OF October 11, 2002 as amended as of as of July 28, 2003 (regarding oligonucleotide mimetics/enhancement of CD4+T cell response; Duke Files 1969 and 2109).

EXCLUSIVE LICENSE AGREEMENT BETWEEN MERIX AND DUKE UNIVERSITY EFFECTIVE AS OF October 11, 2002, as amended as of as of July 28, 2003 (regarding *).

+EXCLUSIVE LICENSE AGREEMENT BETWEEN MERIX AND DUKE UNIVERSITY EFFECTIVE AS OF October 11, 2002, as amended as of July 28, 2003 (regarding *).

PATENT ASSIGNMENT AGREEMENT dated as of August 1, 2002 between Merix and Gerold Schuler (regarding cryoconservation and generation of dendritic cells in closed systems).

+PATENT ASSIGNMENT AGREEMENT dated as of August 1, 2002 between Merix and Gerold Schuler (regarding CD4+ CD25+ Reg T cells).

+EXCLUSIVE LICENSE AGREEMENT BETWEEN MERIX AND THE ROCKEFELLER UNIVERSITY EFFECTIVE AS OF MAY 15, 2002 (EBV antigen)

+    GERON's sublicense rights under these Third Party Licenses extend only to those Patent Rights not deemed Excluded Patent Rights in Exhibit C.



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------


Previously filed as Exhibit 4.1.

EXHIBIT C

                      List of Excluded Merix Patent Rights




C.1.  Baylor Patent Rights
--------------------------------------------------------------------------------

    The following patent is licensed from Baylor.

--------------------------------------------------------------------------------
US      1/08/02     10/466,023      Methods for Treating Autoimmune      Pending
        (1/09/01                    Diseases in a Subject and In Vitro
        priority                    Diagnostic Assays
        date)
------ ----------- ---------------- ----------------------------------- --------
PCT     1/08/02     PCT/US02/00343     "                  "              Pending
------ ----------- ---------------- ----------------------------------- --------

C.2   Other Patent Rights
--------------------------------------------------------------------------------

    The following patent was assigned to Merix by Gerold Schuler.

--------------------------------------------------------------------------------
Europe  3/12/02     PCT/EP02/02671  CD4+ CD25+ Regulatory T Cells from   Pending
        (3/12/01                    Human Blood
        priority
        date)
------ ----------- ---------------- ----------------------------------- --------
US      9/12/03     10/661,804                                           Pending
--------------------------------------------------------------------------------
      The following patent is licensed from Rockefeller University.
--------------------------------------------------------------------------------
US      2/8/02      10/049,316      EBV-associated antigen               Pending
        (8/13/99)
        (provision
        al)
------ ----------- ---------------- ----------------------------------- --------
PCT     8/10/00     PCT/US00/22106  Corresponding to above family        Pending
--------------------------------------------------------------------------------

          The following inventions were licensed from Duke University.
                     No patent applications have been filed.

--------------------------------------------------------------------------------
                                               *                         Not yet
                                                                          filed
------ ----------- ---------------- ----------------------------------- --------
                                               *                         Not yet
                                                                          filed
------ ----------- ---------------- ----------------------------------- --------

For clarification, any United States and foreign patents, patent applications, provisional patent applications, certificates of invention and applications therefor, divisions, continuations or continuations-in-part, or continuing prosecution applications, together with any extensions, registrations, confirmations, reissues, re-examinations, renewals or supplementary protection certificates and other forms of government-issued patent protection directed to the inventions claimed in the matters described above.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.